UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

SQUARESPACE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SQUARESPACE, INC.
225 VARICK STREET, 12 FLOOR
NEW YORK, NEW YORK 10014
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholders of Squarespace, Inc.:
We cordially invite you to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Squarespace, Inc., a Delaware corporation, which will be held as a virtual meeting on Thursday, June 2, 2022 at 12:00 p.m. Eastern Time. The Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/SQSP2022 where you will be able to submit questions and vote online. We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:
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To elect Anthony Casalena, Andrew Braccia, Michael Fleisher, Jonathan Klein, Liza Landsman and Anton Levy to serve as directors until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal;

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To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

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To transact such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 7, 2022 as the record date for the Annual Meeting (the “Record Date”). Only stockholders of record on April 7, 2022 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement. On or about April 18, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail.
A list of the stockholders of record entitled to vote at the Annual Meeting will be available for examination, for any purpose germane to the Annual Meeting, during ordinary business hours for ten days prior to the Annual Meeting at our principal executive offices located at 225 Varick Street, 12th Floor, New York, New York 10014. If you would like to view the stockholder list, please contact our Investor Relations department with an electronic mail message to investors@squarespace.com to schedule an appointment or for alternative arrangements to the extent office access is impracticable due to the COVID-19 pandemic. The stockholder list will also be available online during the Annual Meeting at www.virtualshareholdermeeting.com/SQSP2022 when you enter your 16-Digit Control Number.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone, or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone, or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.
We appreciate your continued support of Squarespace.
By order of the Board of Directors,
Courtenay O’Connor
General Counsel and Secretary
April 18, 2022

SQUARESPACE, INC.
PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

ABOUT THE ANNUAL MEETING
Our board of directors solicits your proxy on our behalf for the 2022 annual meeting of stockholders (the “Annual Meeting”) and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of Internet Availability of Proxy Materials (the “Notice”). The Annual Meeting will be held at 12:00 p.m. Eastern Time on Thursday, June 2, 2022. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SQSP2022, where you will be able to listen to the meeting live, submit questions and vote online. We made this Proxy Statement available to stockholders on or about April 18, 2022.
In this Proxy Statement the terms “Squarespace,” “the company,” “we,” “us,” and “our” refer to Squarespace, Inc. and its consolidated subsidiaries. The mailing address of our principal executive offices is Squarespace, Inc., 225 Varick Street, 12th Floor, New York, New York 10014.
Internet Availability of Proxy Materials
We are providing access to our proxy materials over the Internet. On or about April 18, 2022, we mailed the Notice to stockholders, unless they requested a printed copy of proxy materials. The Notice contains instructions on how to access our proxy materials and how to vote. If you would like to receive a paper or e-mail copy of our proxy materials, please follow the instructions in the Notice. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

Record Date	April 7, 2022
Quorum	A majority of the voting power of our capital stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum.
Shares Outstanding Voting
As of April 7, 2022, there were 91,562,991 shares of our Class A common stock outstanding and 48,344,755 shares of our Class B common stock outstanding.
There are three ways a stockholder of record can vote:
(1)
By Internet or telephone before the Annual Meeting: You may vote over the Internet or by telephone by following the instructions provided on your proxy card. If you are a stockholder of record, your ability to vote by proxy by Internet or telephone will end at 11:59 p.m. Eastern Time on June 1, 2022.

(2)
By Mail: If you requested printed copies of proxy materials, you can vote by mailing your proxy as described in the proxy materials. If you prefer to vote by mail, you should complete and return the proxy card as instructed on the card.

(3)
Virtually during the Annual Meeting: You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Please have your proxy card in hand when you access the website and then follow the instructions. We recommend that you submit your proxy in advance in the event your plans change or you are unable to attend the Annual Meeting.

If you are a stockholder who holds shares through a brokerage firm, bank, trust, or other similar organization (that is, in “street name”), please refer to the instructions from the broker or organization holding your shares.

Revoking Your Proxy
Stockholders of record may revoke their proxies by attending and voting during the Annual Meeting, by notifying our Secretary in writing before the applicable deadline that you have revoked your proxy; or by voting again using the telephone or Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting your bank or broker.

Votes Required to Adopt Proposals
Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B Common Stock is entitled to 10 votes on each proposal.
Proposal No. 1, the election of directors, requires a plurality of the voting power of our capital stock present at the meeting in person or represented by proxy and entitled to vote thereon. “Plurality” means that the nominees who receive the largest number of votes cast “for” such nominees are elected as directors. You may vote “for” or “withhold” on each of the nominees for election as a director.
Proposal No. 2, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022, requires a majority of the voting power of our capital stock present at the meeting in person or represented by proxy and entitled to vote thereon.

Effect of Abstentions and Broker Non-Votes
Votes withheld from any nominee, abstentions and “broker nonvotes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld,” abstentions and broker non-votes will have no effect on the election of directors.
Abstentions and broker non-votes, if any, will have the same effect as a vote “against” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Only Proposal No. 2, the ratification of the appointment of Ernst & Young LLP, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted with regard to Proposal No. 1 unless you affirmatively provide the broker instructions on how to vote. Broker non-votes also will have no effect on the outcome of Proposal No. 1.

Voting Instructions
If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote FOR the election of each of the nominees for directors and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results
We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs
We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers and employees may also solicit proxies on our behalf by telephone, email or by other means of communication, but they do not receive additional compensation for providing those services.

Householding
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at Squarespace, Inc. Attn: Investor Relations, 225 Varick Street, New York, New York 10014 or send us an email at investors@squarespace.com. If you want to receive separate copies of the Notice, Proxy Statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address.

DIRECTORS AND EXECUTIVE OFFICERS
The following table identifies our board of directors and executive officers and sets forth their current position(s) at Squarespace and their ages as of April 7, 2022:
Name	Age	Position
Executive Officers
Anthony Casalena	39	Founder, Chief Executive Officer and Chairperson of the Board
Paul Gubbay	54	Chief Product Officer
Marcela Martin	50	Chief Financial Officer and Treasurer
Courtenay O’Connor	42	General Counsel and Secretary
Directors
Andrew Braccia	46	Director
Michael Fleisher	57	Director
Jonathan Klein	61	Director
Liza Landsman	52	Director
Anton Levy	47	Director
Set forth below are the biographies of each executive officer and director, as well as information regarding each such person’s business experience, director positions held currently or at any time during the last five years, and, for directors, the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director of the company. We believe that each of our executive officers and directors has a reputation for integrity, honesty and adherence to high ethical standards.
Anthony Casalena is the Founder and Chief Executive Officer of Squarespace, which he started from his dorm room in 2003. During the company’s early years, Mr. Casalena acted as the sole engineer, designer and support representative for the Squarespace platform. In addition to running the company and setting overall product strategy, Mr. Casalena remains actively involved in many departments of the company that he had previously run himself. Mr. Casalena holds a B.S. in Computer Science from the University of Maryland. We believe that Mr. Casalena is qualified to serve as a member of our board of directors because of the perspective and experience he brings as our Founder and Chief Executive Officer.
Paul Gubbay has served as our Chief Product Officer since July 2020. Prior to joining Squarespace, Mr. Gubbay spent 15 years at Adobe Inc. as Vice President of Design and Web, responsible for a wide span of Adobe’s Creative Cloud products including Illustrator, Indesign, XD and Spark.
Marcela Martin has served as our Chief Financial Officer since November 2020. Ms. Martin has more than 25 years of financial and operations experience at global technology and media companies, most recently as Senior Vice President and Chief Financial Officer of Booking.com B.V. from January 2019 to October 2020. Previously, she spent three years at National Geographic Partners, LLC as Executive Vice President, Chief Financial Officer and Chief Administrative Officer from January 2016 to December 2018. Between November of 1998 and December 2015, Ms. Martin held positions with Fox International Channels, including Executive Vice President for Finance and Chief Financial Officer. In addition, Ms. Martin serves on the board of directors of Cvent, Inc., Chegg, Inc. and Avalara, Inc. Originally from Argentina, Ms. Martin graduated from the University of Morón as a Public Certified Accountant with expertise in accounting and received an MBA from the University of Liverpool.
Courtenay O’Connor has served as our General Counsel and Secretary since November 2017. From November 2016 to November 2017, Ms. O’Connor served as our Senior Counsel. From April 2015 to November 2016, Ms. O’Connor served as Deputy General Counsel of Gizmodo Media Group, LLC. Ms. O’Connor holds a J.D. from The University of Michigan Law School and a B.A. from Wellesley College.
Andrew Braccia has served as a member of our board of directors since July 2010. Since April 2007, Mr. Braccia has been a Partner at Accel. Mr. Braccia serves as a member of the board of directors of UserTesting, Inc., served as a member of the board of directors of Slack Technologies, Inc. until July 2021, and is also a member of the board of directors of several private technology companies. Mr. Braccia holds a B.S. in Business Administration from the University of Arizona. We believe that Mr. Braccia is qualified to serve as a member of our board of directors because of his significant knowledge of and history with our company, his experience as a director of publicly traded companies and his knowledge of our industry.
Michael Fleisher has served as a member of our board of directors since December 2018. Mr. Fleisher has served as Chief Financial Officer of Wayfair Inc. since October 2013. Mr. Fleisher received a B.S. from the University of Pennsylvania’s Wharton School of Business. We believe that Mr. Fleisher is qualified to serve as a member of our board of directors because of his extensive finance background, including service as Chief Financial Officer of multiple companies, his experience as an executive of publicly traded companies and his knowledge of our industry.
Jonathan Klein has served as a member of our board of directors since July 2010. Mr. Klein led Getty Images as a Co-Founder and Chief Executive Officer for more than 20 years and currently serves as Deputy Chairman of the Board. Mr. Klein also serves on the board of directors of Etsy, Inc. and as Chairman of the Board of Jumia Technologies AG. He currently serves as a director of multiple private companies and non-profit organizations. Mr. Klein received an L.L.M. from the University of Cambridge. We believe that Mr. Klein is qualified to serve as a member of our board of directors because of his significant knowledge of and history with our company, his experience as a director of several publicly traded companies and his knowledge of our industry.
Liza Landsman has served as a member of our board of directors since December 2018. Ms. Landsman joined New Enterprise Associates (“NEA”) in 2018, and is currently a General Partner. Prior to joining NEA, Ms. Landsman was President of Jet.com, Inc. where she was a founding member of the executive team and later, following Jet.com’s acquisition, of Walmart Inc.’s U.S. E-commerce leadership team. Ms. Landsman currently serves on the board of directors of Choice Hotels International, Inc. and previously served on the board of directors of Veritiv Corporation. Ms. Landsman received a B.A. from Cornell University. We believe that Ms. Landsman is qualified to serve as a member of our board of directors because of her extensive experience as a director of publicly traded companies, her business acumen and her knowledge of our industry.
Anton Levy has served as a member of our board of directors since April 2014. Mr. Levy is Co-President, Managing Director and Global Head of Technology at General Atlantic. Mr. Levy also serves on General Atlantic’s Management, Investment and Portfolio Committees. Mr. Levy serves as a board observer for certain public companies and as a director, board observer or trustee for several private companies and organizations. Mr. Levy holds a B.S. in Commerce from the University of Virginia and a MBA from Columbia Business School. We believe that Mr. Levy is qualified to serve as a member of our board of directors because of his significant knowledge of and history with our company, his experience as a seasoned investor and as a current and former director of multiple companies and his knowledge of our industry.

CORPORATE GOVERNANCE
Board Independence
Our board of directors has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our board of directors has affirmatively determined that Andrew Braccia, Michael Fleisher, Jonathan Klein, Liza Landsman and Anton Levy are each an “independent director,” as defined under the rules of the New York Stock Exchange (“NYSE”). In making these determinations, our board of directors considered the current and prior relationships that each director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” In addition to determining whether each director satisfies the director independence requirements set forth in the listing requirements of the NYSE, in the case of members of the audit committee and compensation committee, our board of directors made an affirmative determination that such members also satisfy separate independence requirements and current standards imposed by the Securities and Exchange Commission (“SEC”).
There are no family relationships among any of our directors or executive officers.
At least annually, our board of directors will evaluate all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our board of directors will make an annual determination of whether each director is independent within the meaning of the NYSE’s, the SEC’s and our applicable committees’ independence standards.
Board Leadership Structure
Currently, our Founder and Chief Executive Officer, Mr. Anthony Casalena, serves as Chairperson of the board of directors. The board of directors believes that its current leadership structure, coupled with an emphasis on board independence provides effective independent oversight of management while allowing both the board of directors and management to benefit from Mr. Casalena’s leadership and years of experience in Squarespace’s business. Mr. Casalena possesses details and first-hand knowledge of the issues, opportunities and challenges facing Squarespace and its business. We believe this extensive company-specific experience and expertise of Mr. Casalena, together with the outside experience, oversight and expertise of our independent directors, allows for differing perspectives and roles regarding strategy development that benefit our stockholders. This structure enables Mr. Casalena to act as the key link between the board of directors and other members of management. Further, the board of directors believes that Mr. Casalena’s combined role enables decisive leadership, ensures accountability and enhances Squarespace’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees, customers and partners.
Our board of directors continues to review the leadership of the board of directors on a regular basis.
Board and Committee Meetings
Our board of directors meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring their approval. It also holds special meetings when important matters require action between scheduled meetings. During 2021, the board of directors held six meetings. The board of directors has three standing committees:
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the Audit Committee, which held nine meetings in 2021;

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the Compensation Committee, which held five meetings in 2021; and

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the Nominating and Corporate Governance Committee, which held one meeting in 2021.

Each of the incumbent directors attended 75% or more of the aggregate number of meetings of the board of directors and all committees of the board of directors on which he or she served during the period for which he or she was a director in 2021.

To encourage and enhance communication among non-employee directors, our Corporate Governance Guidelines provide that, in general, our non-management directors shall meet in executive session without management at each regularly scheduled meeting of the board of directors. An independent director designated by the independent directors shall preside at such executive sessions.
It is our policy that members of our board of directors are expected to attend annual meetings of our stockholders. This Annual Meeting will be our first annual meeting of our stockholders as a public company.
Corporate Governance Policies and Committee Charters
The board of directors and management regularly review and evaluate the company’s corporate governance practices. The board of directors has adopted Corporate Governance Guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, the NYSE listing standards and our amended and restated certificate of incorporation and amended and restated bylaws.
In addition, we have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. We intend to disclose any amendment or waiver of a provision of the Code of Business Conduct and Ethics required by law or the NYSE listing standards by posting such information on our investor website and/or in our public filings with the SEC.
The board of directors has also adopted written charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which satisfies the applicable rules of the SEC and the listing standards of the NYSE.
Our Corporate Governance Guidelines, Code of Business Conduct and Ethics and committee charters are available on the Investor Relations section of our website at https://investors.squarespace.com/governance/governance-documents/.
Board Committees
Our amended and restated bylaws provide that the board of directors may delegate responsibility to committees. The board of directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.
The table below shows the composition of the standing committees of the board of directors. Mr. Casalena does not currently serve on any standing committee.
Name	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Andrew Braccia	√		√
Michael Fleisher	√	Chair		√
Jonathan Klein	√		Chair	√
Liza Landsman	√	√		Chair
Anton Levy	√	√	√
Audit Committee
Mr. Fleisher, Ms. Landsman and Mr. Levy currently serve on the Audit Committee, which is chaired by Mr. Fleisher. The board of directors has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable NYSE rules. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE. The board of directors has determined that each of Mr. Fleisher, Ms. Landsman and Mr. Levy is an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:
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appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

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discussing with our independent registered public accounting firm its independence from management;

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reviewing with our independent registered public accounting firm the scope and results of its audit;

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approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

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overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

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overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

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reviewing our policies on risk assessment and risk management;

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reviewing related person transactions; and

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establishing procedures for the confidential, anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Compensation Committee
Mr. Klein, Mr. Braccia and Mr. Levy currently serve on the Compensation Committee, which is chaired by Mr. Klein. The board of directors has determined that each member of the Compensation Committee is “independent” as that term is defined in the applicable SEC and NYSE rules. The Compensation Committee’s responsibilities include:
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reviewing and approving the compensation of our directors, Chief Executive Officer and other executive officers;

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reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

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overseeing our compensation and employee benefit plans; and

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appointing and overseeing compensation consultants.

Nominating and Corporate Governance Committee
Ms. Landsman, Mr. Fleisher and Mr. Klein currently serve on the Nominating and Corporate Governance Committee, which is chaired by Ms. Landsman. The board of directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined in the applicable SEC and NYSE rules. The Nominating and Corporate Governance Committee’s responsibilities include:
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identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

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evaluating the overall effectiveness of our board of directors and its committees; and

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reviewing developments in corporate governance compliance and developing and recommending to our board of directors a set of corporate governance guidelines.

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee is or has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity (other than our subsidiaries) that has one or more executive officers serving on our board of directors or compensation committee.
Identifying and Evaluating Director Nominees
The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to our board of directors for board membership. When formulating its board membership recommendations, the Nominating and Corporate Governance Committee will also consider recommendations from stockholders and others as it deems appropriate. The Nominating and Corporate Governance Committee will consider the following qualifications in the selection of director candidates: knowledge, experience, skills, expertise and diversity and such other relevant factors that the committee considers appropriate in the context of the board’s needs. In addition, the Nominating and Corporate Governance Committee shall consider the overall mix of tenures on the board of directors and each director’s performance and suitability. The Nominating and Corporate Governance Committee will periodically review and recommend for approval by the board of directors criteria for membership on the board and the skills and characteristics required of board members. The board of directors does not believe that term limits or a mandatory retirement age are appropriate at this time.
Stockholder Communications
Stockholders or other interested parties may contact the board of directors or one or more of our directors with issues or questions about Squarespace by mailing correspondence to our Secretary at our principal executive office, Squarespace, Inc., 225 Varick Street, New York, New York 10014. Our Secretary will review incoming communications directed to the board of directors and, if appropriate, will forward such communications to the appropriate member(s) of the board of directors or, if none is specified, to the Chairperson of the Board. For example, we will generally not forward a communication that is primarily commercial in nature, is improper or irrelevant, or is a request for general information about Squarespace.
Board’s Role in Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors, as a whole and through its committees, has responsibility for overall risk management. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. The following are risk-related responsibilities and functions performed by our board of directors, its committees and management in accordance with our governance documents:
The Board of Directors
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Maintains ultimate responsibility for the oversight of risk for the company; assigns specific oversight duties to board committees.

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Receives reports, briefings and presentations from senior management at regular board meetings.

The Audit Committee
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Reviews our policies with respect to risk assessment and risk management, which includes assessment of our major financial risk exposures and the steps taken by management to monitor and control such exposures.

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Reviews risks relating to data privacy, technology and information security, including cybersecurity and the steps taken to monitor and control such exposures.

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Receives reports, briefings and presentations from senior management at regular audit committee meetings.

The Compensation Committee
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Reviews our compensation-related risks, including assessing and monitoring whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

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Reviews conflicts of interest involving advisors to the compensation committee.

The Nominating and Corporate Governance Committee
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Reviews governance-related risks, including assessing the effectiveness of our corporate governance guidelines.

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Identifies, interviews and performs due diligence on potential board members and evaluates the independence of each director and director candidate.

Management
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Identifies, mitigates and eliminates risks and develops risk controls related to significant business activities.

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Discusses strategic and operational risks at regular management meetings.

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Reviews risks with the board of directors and the audit committee at regular meetings, with presentations that focus on particular business functions, operations or strategies, as well as the steps taken to mitigate or eliminate such risks.

Hedging
Our board of directors has adopted an insider trading policy that prohibits engaging in hedging transactions (directly or indirectly) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Squarespace securities. Our directors, employees, their family members and any other persons, entities or accounts over which our directors, employees or their family members exercise investment influence or control are subject to our insider trading policy.

CORPORATE RESPONSIBILITY AND SUSTAINABILITY AT SQUARESPACE
Corporate Responsibility
We aim to continuously evaluate our approach to environmental, social and governance (“ESG”) issues. Our Nominating and Corporate Governance committee is responsible for overseeing our corporate responsibility initiatives and ESG matters.
Areas of focus for our ESG strategy include:
Social Impact
Through non-profit partnerships, employee volunteering, charitable giving and other initiatives, we are working to strengthen and support our communities. In 2021, we continued to support the “Make It Awards,” a program launched in partnership with The New York Knicks to provide tri-state area entrepreneurs with the funds and exposure they need to bring their businesses to the next level.
We also continued to support our pledge to donate $500,000 over the course of three years to organizations working towards social justice reform and alleviating racial inequality in the United States by giving $100,000 to The Advancement Project, a non-profit organization focused on inspiring and supporting national and local movements toward a just democracy through the use of innovative tools and strategies to strengthen social movements and achieve high impact policy change. We also granted an additional $50,000 to The Sentencing Project, a non-profit organization focused on advocacy for policies that uphold a fair and effective criminal justice system for all Americans.
Outside of the United States, Squarespace became a partner of Trinity College Dublin’s Trinity Centre for People with Intellectual Disabilities (“TCPID”) to support TCPID’s mission to promote the inclusion of people with intellectual disabilities in education and society. In 2021, Squarespace employees participated in three workshops alongside TCPID students and we renewed our partnership for 2022.
Squarespace offers an employee matching program, where we match employee fundraising for eligible non-profit organizations in an amount up to $600 per employee per year. Our 2021 contributions to non-profit organizations totaled $350,301 donated to a variety of causes to which employees contribute their resources under this program.
Environmental Sustainability
We recognize the opportunity and importance of implementing measures to reduce our overall impact on the environment. We seek to embed sustainable processes into our operations and to identify and pursue strategies for lowering our carbon footprint from an employee and workplace perspective.
Diversity and Inclusion
We are committed to building and developing diverse teams so that we can better understand and serve the multifaceted cultures and identities of our employees, customers and communities. At Squarespace, our Diversity and Inclusion (“D&I”) efforts focus on uplifting the experiences and perspectives of underrepresented groups.
In 2021, Squarespace continued to build upon our focus on attracting top talent from historically underrepresented groups and building a diverse talent pipeline. We leverage specialized software to identify and remove biased language in job descriptions, and we post all jobs to a platform that allows us to more consistently reach underrepresented talent pools. We also have dedicated recruiting resources, including a Diversity Sourcing Specialist, to broaden our networks and build more robust historically underrepresented talent pipelines.
We currently have seven global employee resource groups (“ERGs”) with chapters across our office locations. ERGs help foster a diverse, inclusive, equitable and culturally connected workplace. By creating a supportive community for their members, sharing their community through events and programming, and by acting as strategic partners to maximize business impact, they are an important part of our culture and growth as a company. In addition to our ERGs, we have a variety of employee-led interest groups. These micro-communities range from women in engineering to caregivers and parents and help foster a culture of inclusion and belonging at Squarespace.
D&I learning opportunities are accessible to everyone. All new hires are required to take a D&I e-learning. Beyond that, we offer live learning sessions through our Inclusive Leadership series, peer-learning Discussion Dens, and self-paced D&I learnings via SQSP Learning that are accessible to all employees. In addition, ERG Chairs participate in a year-long leadership development experience, and select cross-functional leaders participate in relevant D&I learning experiences that focus on intercultural competence and unconscious bias.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 7, 2022, for:
•
each person known by us to be the beneficial owner of more than 5% of our common stock;

•
our named executive officers;

•
each of our directors and director nominees; and

•
all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
The table lists applicable percentage ownership based on 91,562,991 shares of our Class A common stock and 48,344,755 shares of our Class B common stock outstanding as of April 7, 2022 unless indicated otherwise. We have deemed shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 7, 2022 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 7, 2022 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each beneficial owner is c/o Squarespace, Inc. 225 Varick Street, 12th Floor, New York, New York 10014.
	Number of Shares Beneficially Owned
Name of Beneficial Owner Owned	Class A Shares	%	Class B Shares	%	Total Voting† %
5% Stockholders
Entities affiliated with Accel(1)	14,514,196	15.9	—	*	2.5
Entities affiliated with General Atlantic(2)	22,361,073	24.4	4,958,345	10.3	12.5
Entities affiliated with Index Ventures(3)	17,339,412	18.9	—	*	3.0
Named Executive Officers and Directors
Anthony Casalena(4)	5,317,675	5.8	42,886,410	88.7	75.5
Paul Gubbay	10,124	*	—	*	*
Marcela Martin(5)	6,921	*	—	*	*
Andrew Braccia(6)	14,546,635	15.9	—	*	2.5
Michael Fleisher	50,103	*	—	*	*
Jonathan Klein	769,586	*	—	*	*
Liza Landsman	17,586	*	—	*	*
Anton Levy	—	*	—	*	*
All executive officers and directors as a group (9 persons)(7)	20,783,974	22.7	42,886,410	88.7	78.2

*
Denotes less than 1.0% of beneficial ownership.

†
Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Shares of our Class A common stock entitle the holder to one vote per share, shares of our Class B common stock entitle the holder to ten votes per share.

(1)
Consists of (a) 530,953 shares of Class A common stock held of record by Accel Leaders 3 L.P., (b) 21,982 shares of Class A common stock held of record by Accel Leaders 3 Entrepreneurs L.P., (c) 31,686 shares of our Class A common stock held of record by Accel Leaders 3 Investors (2020) L.P., (d) 870,600 shares of Class A common stock held of record by Accel Growth Fund Investors 2010 L.L.C., (e) 12,808,246 shares of Class A common stock held of record by Accel Growth Fund L.P. and (f) 250,729 shares of Class A common stock held of record by Accel Growth Fund Strategic Partners L.P. Accel Leaders 3 GP Associates L.L.C. (“AL3A”) is the general partner of Accel Leaders 3 L.P., Accel Leaders 3 Entrepreneurs L.P. and Accel Leaders 3 Investors (2020) L.P., and has the sole voting and investment power. Andrew Braccia, Sameer Gandhi, Ping Li, Tracy Sedlock, Ryan Sweeney and Richard Wong are the directors of AL3A and share such powers. Andrew Braccia, Kevin Efrusy, Sameer Gandhi, Ping Li, Tracy Sedlock and Richard Wong are the managing members of Accel Growth Fund Investors 2010 L.L.C., and share the voting and investment powers. Accel Growth Fund Associates L.L.C. (“AGFA”) is the general partner of both Accel Growth Fund L.P. and Accel Growth Fund Strategic Partners L.P., and has the sole voting and investment power. Andrew Braccia, Kevin Efrusy, Sameer Gandhi, Ping Li, Tracy Sedlock and Richard Wong are the managing members of AGFA and share such powers. The address of the foregoing Accel entities is 500 University Avenue, Palo Alto, California, 94301. Each managing member or director disclaims beneficial ownership except to the extent of their pecuniary interest therein. Mr. Braccia, a director of Squarespace, disclaims ownership of all such shares except to the extent that he has a pecuniary interest therein.

(2)
Consists of (a) 11,746,631 shares of Class A common stock held of record by General Atlantic (SQRS II), LP (“GA SQRS II”), (b) 10,614,442 shares of Class A common stock held of record by General Atlantic (SQRS) LP (“GA SQRS”) and (c) 4,958,345 shares of Class B common stock held of record by GA SQRS II. The limited partners that share beneficial ownership of the shares held by GA SQRS are the following investment funds: General Atlantic Partners 93, L.P. (“GAP 93”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), GAP Coinvestments V, LLC (“GAPCO V”), GAPCO GmbH & Co. KG (“GAPCO KG”) and GAP Coinvestments CDA, L.P. (“GAPCO CDA”). The limited partners that share beneficial ownership of the shares held by GA SQRS II are GAPCO III, GAPCO IV, GAPCO V, GAPCO CDA and General Atlantic Partners 100, L.P. (“GAP 100”). GAP 93, GAP 100, GAPCO III, GAPCO IV, GAPCO V, GAPCO KG and GAPCO CDA are herein referred to as the “GA Funds.” The general partner of each of GA SQRS and GA SQRS II is General Atlantic (SPV) GP, LLC (“GA SPV”). The general partner of GAP 100 and GAP 93 is General Atlantic GenPar, L.P. (“GA GenPar”) and the general partner of GA GenPar is General Atlantic, L.P. (“GA LP”). GA LP, which is controlled by the Management Committee of GASC MGP, LLC (the “GA Management Committee”), is the managing member of GAPCO III, GAPCO IV and GAPCO V, the general partner of GAPCO CDA and is the sole member of GA SPV. The general partner of GAPCO KG is GAPCO Management GmbH (“GAPCO Management”). There are nine members of the management committee of the GA Management Committee and the GA Management Committee controls the investment and voting decisions of GAPCO Management. GA LP, GA GenPar, GA SPV, GAPCO Management, GA SQRS, GA SQRS II, and the GA Funds (collectively, the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Exchange Act. The mailing address of the foregoing General Atlantic entities (other than GAPCO KG and GAPCO Management) is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. The mailing address of GAPCO KG and GAPCO Management is c/o General Atlantic GmbH, Luitpoldblock, Amiraplatz 3, 80333 München, Germany. Each of the members of the GA Management Committee disclaims ownership of the shares except to the extent that he has a pecuniary interest therein.

(3)
Consists of (a) 16,671,102 shares of Class A common stock held of record by Index Ventures Growth I (Jersey), L.P. (“Index Growth I”), (b) 581,616 shares of Class A common stock held of record by Index Ventures Growth I Parallel Entrepreneur Fund (Jersey), L.P. (“Index Growth I Parallel”) and (c) 86,694 shares of Class A common stock held of record by Yucca (Jersey) SLP (“Yucca”). Index Venture Growth Associates I Limited (“IVGA I”) is the managing general partner of Index Growth I and Index Growth I Parallel and may be deemed to have voting and dispositive power over the shares held by such fund. Yucca is the administrator of the Index co-investment vehicles that are contractually required to mirror the relevant Index funds’ investment, and IVGA I may be deemed to have voting and dispositive power over their respective allocation of shares held by Yucca. David Hall, Phil Balderson, Nigel Greenwood and Brendan Boyle are the members of the board of directors of IVGA I, and investment and voting decisions with respect to the shares over which IVGA I may be deemed to have voting and dispositive power are made by such directors collectively. The address of each of these entities is 5th Floor, 44 Esplanade, St Helier, Jersey Channel Islands, JE4 9WG.
(4)
Consists of (a) 387,500 shares of Class A common stock and 2,050,838 shares of Class B common stock held directly by Anthony Casalena 2019 Family Trust, for which Mr. Casalena is the trustee, and (b) 4,930,175 shares of Class A common stock and 40,835,572 of Class B common stock held directly by Anthony Casalena Revocable Trust, for which Mr. Casalena is the trustee. Each share of Class B common stock is convertible at the option of Mr. Casalena into one share of Class A common stock. Mr. Casalena may be deemed to have voting power and dispositive power over the shares held by the Anthony Casalena 2019 Family Trust and the Anthony Casalena Revocable Trust.

(5)
Consists of (a) 5,705 shares of Class A common stock and (b) 1,216 restricted stock units for shares of Class A common stock that vest within 60 days of April 7, 2022.

(6)
Consists of (a) 32,439 shares of Class A common stock held by AKB Living Trust, of which Andrew Braccia is a trustee and (b) shares held by the entities affiliated with Accel identified in footnote 1.

(7)
Consists of (a) 20,762,658 shares of Class A common stock, (b) 42,886,410 shares of Class B common stock, (c) 20,100 shares of Class B common stock issuable pursuant to outstanding stock options exercisable within 60 days of April 7, 2022 and (d) 1,216 restricted stock units for shares of Class A common stock that vest within 60 days of April 7, 2022.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Our named executive officers (our “NEOs”) for the year ended December 31, 2021 are as follows:
Name	Title
Anthony Casalena	Chief Executive Officer
Marcela Martin	Chief Financial Officer
Paul Gubbay	Chief Product Officer
2021 Summary Compensation Table
The following table provides information regarding the compensation earned by our NEOs for the year ended December 31, 2021.
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
Anthony Casalena Chief Executive Officer	2021	230,209	—	83,545,000	340,909(4)	84,116,118
	2020	650,000	—	—	475,336	1,125,336
Marcela Martin(1) Chief Financial Officer	2021	625,000	200,000	333,000	10,167(5)	1,168,168
	2020	104,167	200,000	3,012,520	157,668	3,361,847
Paul Gubbay(1) Chief Product Officer	2021	600,000	475,000	1,628,923	41,494(6)	2,745,418
	2020	260,417	525,000	2,973,422	2,768	3,488,202

(1)
Ms. Martin commenced employment with us on November 1, 2020 and Mr. Gubbay commenced employment with us on July 27, 2020.

(2)
Amounts shown in this column represent the portion of the sign-on bonuses paid in the applicable year to each of Ms. Martin and Mr. Gubbay in connection with their commencement of employment with the company in 2020.

(3)
Amounts shown in this column represent the grant date fair value, calculated in accordance with FASB ASC Topic 718, of the equity awards granted to the NEO in 2021. For a summary of the assumptions used in the valuation of these equity awards, please see Note 17 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. These equity awards are described in greater detail in the section entitled “— Equity Awards” below.

(4)
Amount shown in this column for Mr. Casalena represents (a) the approximate aggregate incremental cost to the company of $327,316 in respect of the provision of security services and (b) 401(k) matching contributions of $13,592. While we believe that the provision of security services did not provide a personal benefit to Mr. Casalena, and instead represented reasonable and necessary business expenses for the benefit of the company to ensure the safety and protection of Mr. Casalena, we have included the approximate aggregate incremental cost to the company of providing these services in this table in accordance with applicable SEC disclosure rules.

(5)
Amount shown in this column for Ms. Martin represents (a) 401(k) matching contributions of $9,831 and (b) company-paid premiums of $336 for group term life insurance.

(6)
Amount shown in this column for Mr. Gubbay represents (a) cash payments and expense reimbursements of $25,324 in connection with his relocation to the company’s New York office (b) 401(k) matching contributions of $15,835 and (c) company-paid premiums of $336 for group term life insurance.

Elements of Compensation
Our NEOs were provided with the following primary elements of compensation in 2021:
Base Salaries
Each of our NEOs received a fixed base salary from the company in respect of 2021. The base salary payable to each NEO is reviewed on an annual basis and is determined taking into account numerous relevant factors, including (a) the individual’s qualifications, experience, scope of responsibilities and geographic location, (b) compensation amounts paid to similarly situated executives at peer companies, (c) the individual’s historical compensation level and (d) internal pay positioning.
The 2021 base salaries for our NEOs were as follows: (a) $650,000 for Mr. Casalena up to May 10, 2021 and $1 for the remainder of the year, (b) $625,000 for Ms. Martin and (c) $600,000 for Mr. Gubbay.
Annual Bonuses
We did not provide annual cash bonus payments to our NEOs or other employees with respect to 2021. We have a compensation philosophy that is focused on driving long-term, sustainable business value and leveraging compensation elements that are heavily weighted towards long-term employee retention and the creation of a “business ownership” mindset for our NEOs and other employees, and we believe that we are able to accomplish those goals through the payment of base salaries, the granting of equity awards and the provision of employee benefits without the need for separate annual cash bonus payments. While we have not historically provided annual cash bonus payments to our NEOs or other employees, we may do so in the future if we think it is necessary to ensure that our overall compensation program remains competitive with our peers.
Sign-On Bonuses
We agreed to provide cash sign-on bonuses to each of Ms. Martin and Mr. Gubbay in connection with their initial hiring by the company during 2020 as an incentive for them to accept employment with the company. The amount of the bonus is $400,000 for Ms. Martin and $1,000,000 for Mr. Gubbay. Ms. Martin and Mr. Gubbay each received a portion of their bonus shortly after commencement of their employment in 2020. The remaining portion of the bonuses listed in the “Summary Compensation Table for 2021” above were paid on March 31, 2021 for Ms. Martin and on January 29, 2021 for Mr. Gubbay. In addition, the sign-on bonuses are subject to repayment to the company in whole or in part if the NEO either voluntarily terminates employment with the company or is terminated by the company for cause within two years following commencement of employment. We believe that these additional conditions on payment for the sign-on bonuses also provide an additional retention incentive for the company.
Equity Awards
On April 15, 2021, our board of directors granted a long-term performance-based restricted stock unit award under our 2017 Equity Incentive Plan (the “2017 Plan”) to Anthony Casalena, which provides Mr. Casalena with the ability to earn up to 2,750,000 shares of our Class A common stock. Please see “— Equity Award Grants” below.
On March 19, 2021, our compensation committee granted a restricted stock unit award relating to 4,867 shares of our Class A common stock to Marcela Martin under the 2017 Plan (the “Martin RSU Award”). The Martin RSU Award will vest in equal 25% installments on May 20 of each of 2022, 2023, 2024 and 2025, subject to Ms. Martin’s continued employment with us through the applicable vesting date.
On January 20, 2021, our compensation committee granted a restricted stock unit award relating to 32,224 shares of our Class A common stock to Paul Gubbay under the 2017 Plan (the “Gubbay RSU Award”). The Gubbay RSU Award will vest in equal 25% installments on February 20 of each of 2022, 2023, 2024 and 2025, subject to Mr. Gubbay’s employment with us through the applicable vesting date.
Additional information regarding outstanding equity awards held by each of our NEOs is described in greater detail in the section entitled “— Outstanding Equity Awards at Fiscal Year End for 2021” below.

Employee Benefit Plans
Our NEOs participate on the same basis as our employees generally in a broad-based defined contribution retirement plan that provides our employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986 (the “Code”). For the fiscal year ended December 31, 2021 we made matching contributions into the 401(k) plan on behalf of participants equal to 100% on participant contributions up to 3% of their compensation and 50% on participant contributions up to an additional 2% of their compensation. Participants are immediately and fully vested in their voluntary contributions and all matching contributions.
Our NEOs are also eligible to participate in our other broad-based employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as our employees generally.
2021 Outstanding Equity Awards at Fiscal Year End
The following table sets forth information regarding outstanding stock awards held by our NEOs as of December 31, 2021.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Anthony Casalena	2,750,000(2)	81,125,000
Marcela Martin	52,258(3)	1,541,611
	4,867(4)	143,577
Paul Gubbay	47,428(5)	1,399,126
	32,224(6)	950,608

(1)
Calculated using the closing price of our Class A common stock on the NYSE on December 31, 2021 of $29.50.

(2)
The award listed represents a long-term performance-based restricted stock unit award under our 2017 Plan to Anthony Casalena which provides Mr. Casalena with the ability to earn up to 2,750,000 shares of our Class A common stock. Please see “— Equity Award Grants” below for the vesting schedule.

(3)
The award listed represents a grant of restricted stock units that was made to Ms. Martin on November 1, 2020. These restricted stock units are subject to vesting as follows: (a) 15,370 restricted stock units on November 20, 2022, (b) 18,444 restricted stock units on November 20, 2023 and (c)18,444 restricted stock units on November 20, 2024, subject to continued employment through the applicable vesting date.

(4)
The award listed represents a grant of restricted stock units that was made to Ms. Martin on March 19, 2021. These restricted stock units vest in equal 25% installments on May 20 of each of 2022, 2023, 2024 and 2025, subject to continued employment with us through the applicable vesting date.

(5)
The award listed in this column represents a grant of restricted stock units that was made to Mr. Gubbay on August 26, 2020. These restricted stock units are subject to vesting as follows: (a) 13,949 restricted stock units on August 20, 2022, (b) 16,739 restricted stock units on August 20, 2023 and (c) 16,740 restricted stock units on August 20, 2024, subject to continued employment through the applicable vesting date.

(6)
The award listed represents a grant of restricted stock units that was made to Mr. Gubbay on January 20, 2021. These restricted stock units vest in equal 25% installments on February 20 of each of 2022, 2023, 2024 and 2025, subject to continued employment with us through the applicable vesting date.

Employment Agreements
The following is a description of our employment agreements with our NEOs.

Agreement with Mr. Casalena
We entered into an employment agreement with Anthony Casalena, our Founder and Chief Executive Officer, on April 15, 2021, which became effective on May 10, 2021.
The employment agreement provides that Mr. Casalena will receive an annual base salary of $1. The base salary is subject to periodic review by our compensation committee, but we do not expect that his base salary will be modified prior to May 10, 2026. The employment agreement does not provide for any severance payments or benefits upon a termination of Mr. Casalena’s employment.
Agreement with Ms. Martin
We entered into an employment agreement with Ms. Martin, our Chief Financial Officer, on August 18, 2020, in connection with her commencement of employment with the company. Pursuant to her employment agreement, Ms. Martin is entitled to an annual base salary of $625,000 and a one-time signing bonus of $400,000, which is described in more detail in “— Elements of Compensation — Sign-On Bonuses” above.
The employment agreement provides for payment and reimbursement of certain relocation expenses in connection with Ms. Martin’s relocation to our New York office. These relocation expenses were subject to repayment if Ms. Martin voluntarily had terminated her employment with the company for any reason or was terminated by the company for “cause” (as defined in the employment agreement) on or before the one year anniversary of her relocation date.
The employment agreement provides that if Ms. Martin’s employment with the company is terminated without cause, or she resigns for “good reason” (as described below), she will receive the following severance benefits: (a) continued payment of six months of base salary, (b) payment of COBRA premiums to continue coverage for up to six months following termination and (c) if the termination occurs during the period beginning three months prior to, and ending 12 months following, a change in control, then her then-unvested equity awards will be deemed immediately vested as of the date of such termination.
For this purpose “good reason” means resignation by Ms. Martin generally due to (a) any reduction of her base salary by more than 10% (other than a general reduction that affects all comparable employees of the company), (b) a material reduction in her duties or (c) a change in the geographic location at which she must perform services to a facility or location of 50 miles or more from her current office location.
Agreement with Mr. Gubbay
We entered into an employment agreement with Mr. Gubbay, our Chief Product Officer, on June 9, 2020, in connection with his commencement of employment with the company. Pursuant to his employment agreement, Mr. Gubbay is entitled to an annual base salary of $600,000 and a one-time signing bonus of $1 million, which is described in more detail in “— Elements of Compensation — Sign-On Bonuses” above.
The employment agreement provides for payment and reimbursement of certain relocation expenses in connection with Mr. Gubbay’s relocation to our New York office so long as the relocation occurs within two years following his commencement of employment. Any of these relocation expenses that he ultimately receives are subject to repayment if Mr. Gubbay voluntarily terminates his employment with the company for any reason or is terminated by the company for “cause” (as defined in the employment agreement) on or before the one year anniversary of his relocation date.
The employment agreement provides that if Mr. Gubbay’s employment with the company is terminated without cause, or he resigns for “good reason” (as described below), he will receive the following severance benefits: (a) continued payment of six months of base salary, (b) payment of COBRA premiums to continue coverage for up to six months following termination and (c) if the termination occurs during the period beginning three months prior to, and ending 12 months following, a change in control, then his then-unvested equity awards will be deemed immediately vested as of the date of such termination.
For this purpose “good reason” means resignation by Mr. Gubbay generally due to (a) any reduction of his base salary by more than 10% (other than a general reduction that affects all comparable employees of the company), (b) a material reduction in his duties or (c) a change in the geographic location at which he must perform services to a facility or location of 50 miles or more from his current office location.
Equity Award Grants
Anthony Casalena Long-Term Performance Award
Overview
On April 15, 2021, our board of directors granted a long-term performance-based restricted stock unit award under our 2017 Equity Incentive Plan to Anthony Casalena, our Founder and Chief Executive Officer, which provides Mr. Casalena with the ability to earn up to 2,750,000 shares of our Class A common stock (the “Casalena Performance Award”). The Casalena Performance Award is subject to vesting based upon the achievement of meaningful stock price targets and the satisfaction of service conditions, each as described in more detail below.
Our board of directors, in consultation with our independent compensation consultant, considered many factors in determining whether to grant the Casalena Performance Award and the size and terms of the Casalena Performance Award, including (i) Mr. Casalena’s significant ownership interest in the company but absence of any incentive awards that would be unvested following the effectiveness of the registration statement for the Direct Listing (as defined below), (ii) the need to provide meaningful incentives for Mr. Casalena to help ensure he will continue serving as our Chief Executive Officer and thereby continue to use his experience and vision to drive our ongoing success in a manner aligned with the long-term interests of our stockholders and (iii) market data for similarly situated executives at comparable companies, including other individuals serving in a founder and chief executive officer role at the time of an initial public offering. On May 19, 2021, the Company completed a direct listing of its Class A common stock (the “Direct Listing”).
We expect that the Casalena Performance Award will serve as Mr. Casalena’s sole form of cash and equity compensation from the company, other than a $1 annual base salary, through the fifth anniversary of the effectiveness of the registration statement for the Direct Listing. We do not currently intend to provide Mr. Casalena with any additional base salary, cash incentive awards or equity awards during this five-year period.
Performance Conditions
The Casalena Performance Award is eligible to vest based on our achievement of specified stock price targets during the period beginning upon the effectiveness of the registration statement for the Direct Listing and ending on the fifth anniversary of the grant date (the “Performance Period”). The Casalena Performance Award is divided into ten equal tranches that are eligible to vest based on our achievement of ten different and steadily increasing stock price targets, each of which will be deemed to have been achieved when the average closing price of a share of our Class A common stock on the trading days over any consecutive 30 calendar day period during the Performance Period equals or exceeds the applicable stock price goal.
The applicable stock price targets are as follows:
Company Stock Price Target	Cumulative Number of Shares to Vest
$105.00	275,000
$140.00	550,000
$175.00	825,000
$210.00	1,100,000
$245.00	1,375,000
$280.00	1,650,000
$315.00	1,925,000
$350.00	2,200,000
$385.00	2,475,000
$420.00	2,750,000

If the average closing price of a share of our Class A common stock on the trading days over any consecutive 30 calendar day period during the Performance Period does not equal or exceed $105.00, then none of the shares subject to the Casalena Performance Award will become eligible to vest. The applicable stock price targets and the number of shares that are eligible to vest in respect of the Casalena Performance Award are subject to adjustment to reflect any mergers, consolidations, reorganizations, stock dividends, stock splits or similar transactions or events that impact our Class A common stock in accordance with the terms of our 2017 Equity Incentive Plan.
We believe that the Casalena Performance Award will provide an additional level of meaningful alignment between Mr. Casalena and our stockholders generally, since the Casalena Performance Award will only become eligible to vest if the company achieves stock price targets over a five year period following the grant date that would result in returns to our stockholders that significantly exceed those generally applicable to our peer companies and the equity markets generally.
Service Conditions
In order to vest in any shares subject to the Casalena Performance Award for which the applicable stock price target has been achieved, Mr. Casalena must also meet a service condition based on his continued employment with the company following the grant date.
The terms of the Casalena Performance Award provide that Mr. Casalena will satisfy the service condition with respect to 25% of the total shares subject to the Casalena Performance Award on each of the first four anniversaries of the grant date subject to Mr. Casalena’s continued employment through the applicable service vesting date. The shares subject to the Casalena Performance Award will become vested on the date that both the applicable performance condition and the applicable service condition have been satisfied. As a result of the service condition, Mr. Casalena will not become eligible to vest in the full amount of the shares subject to the Casalena Performance Award until the fourth anniversary of the grant date, even if the maximum stock price target described above is achieved before that date.
Termination and Change in Control Provisions
The Casalena Performance Award further provides that if Mr. Casalena’s employment is terminated as a result of Mr. Casalena’s death or “disability” or if Mr. Casalena’s employment is terminated by us without “cause” or by Mr. Casalena for “good reason”, in each case, prior to the fourth anniversary of the grant date, then all of the shares for which the applicable stock price targets have been achieved as of the date of such termination will immediately vest. The terms “disability”, “cause” and “good reason” are each defined in the applicable award agreement governing the Casalena Performance Award.
The Casalena Performance Award also provides that if a “change in control” (as defined in our 2017 Equity Incentive Plan) occurs prior to the fifth anniversary of the grant date, then the number of shares that will become eligible for vesting (in addition to any shares already eligible for vesting) in respect of the achievement of the applicable stock price targets will be based on the per-share price of a share of our Class A common stock payable in connection with the applicable transaction, with linear interpolation applied if the per-share price is between the applicable stock price target amounts listed in the table above. Any such shares that are or become eligible for vesting will remain subject to the applicable service condition following the transaction, but will vest in full if Mr. Casalena’s employment terminates prior to the fourth anniversary of the grant date as a result of his death or disability or a termination by us without cause or by Mr. Casalena for good reason.
Accounting Treatment
We estimated the grant date fair value of the Casalena Performance Award using a model based on multiple stock price paths developed through the use of a Monte Carlo simulation that incorporates into the valuation the possibility that the applicable stock price targets may not be satisfied. The weighted-average grant date fair value of the Casalena Performance Award was estimated to be $30.38 per Class A common share, and we estimate that we will recognize total stock-based compensation of approximately $83.5 million. We will recognize the fair value of the award as compensation expense using the accelerated attribution method over the longer of (i) the period of time the market condition for each tranche is expected to be met (i.e., the derived service period) or (ii) the service vesting condition of four years.

Share Ownership Guidelines
The compensation committee of our board of directors adopted the Squarespace, Inc. Share Ownership Guidelines on March 25, 2021, which became effective May 9, 2021.
Our share ownership guidelines apply to all our employees at the level of senior vice president or above and the non-employee members of our board of directors who receive compensation from us for their service as members of the board of directors. Applicable employees and directors are expected to accumulate and hold a number of shares of our Class A common stock with a value equal to the applicable multiple set forth below multiplied by: (i) an employee’s annual base salary, (ii) an employee’s market median salary in an amount determined by us for the employee if the employee receives a nominal base salary or (iii) the non-employee director’s annual board compensation, excluding any lead director and committee cash retainers (described in greater detail in the section entitled “— Director Compensation — As of May 10, 2021” below).
Title	Ownership Guideline
Chief Executive Officer	6x
Senior Vice President and Above	1x
Non-Employee Directors	1x
Employees and directors subject to the share ownership guidelines are expected to achieve the applicable level of ownership by the fifth anniversary of the effective date of the share ownership guidelines, or within five years of becoming subject to the share ownership guidelines.
Director Compensation
Prior to May 10, 2021
Prior to May 10, 2021 our director compensation policy provided for an annual cash retainer of $40,000 to each of our non-employee directors for their service on the board. In addition, our director compensation policy provides for an additional annual cash retainer of $20,000 to any individual serving as our lead independent director or chair of the audit committee or compensation committee and $10,000 to any individual serving as the chair of the nominating and corporate governance committee. These annual cash payments were made in equal quarterly installments in arrears and were pro-rated for any partial quarters.
Our director compensation policy further provided for an annual grant of restricted stock units relating to shares of our Class A common stock for our non-employee directors with an aggregate grant date value of $170,000 on the date of each annual meeting of the company’s stockholders, which vests in full on the first anniversary of the grant date, subject to the director’s continued service through the vesting date.
In addition, our director compensation policy provided for an initial grant of restricted stock units relating to shares of our Class A common stock for our non-employee directors with an aggregate grant date value of $250,000 when an individual is elected or appointed to the board of directors for the first time. The initial grant of restricted stock units will vest in equal 1/3 installments on the first, second and third anniversary of its date of grant, subject to the director’s continued service through the applicable vesting date. Upon a change in control, all outstanding restricted stock units held by each director will vest in full.
As of May 10, 2021
Effective as of May 10, 2021 the non-employee director compensation policy provides for an annual cash retainer of (i) $20,000 to any individual serving as our lead independent director or chair of the audit committee or compensation committee, (ii) $10,000 to any individual serving as the chair of the nominating and corporate governance committee, (iii) $10,000 to any member of the audit committee or compensation committee and (iv) $5,000 to any member of the nominating and corporate governance committee. These annual cash payments are made in equal quarterly installments in arrears and are pro-rated for any partial quarters.
Our non-employee director compensation policy further provides for an annual grant of restricted stock units relating to shares of our Class A common stock for our non-employee directors with an aggregate grant date value of $250,000. The grant will be made on the date of each annual meeting of our stockholders and will vest in full on the first anniversary of the grant date, subject to the director’s continued service through the vesting date.
Upon a change in control, all outstanding restricted stock units held by each non-employee director will vest in full, subject to the director’s continued service until immediately prior to the change in control. Pursuant to our non-employee director compensation policy, we will reimburse each non-employee director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in board meetings and meetings of any committee of the board of directors. Our board of directors (or such committee) will have the sole discretion and authority to administer, interpret, amend and terminate our non-employee director compensation policy, and the decisions of our board of directors will be final and binding.
Director Compensation Table for 2021
The following table summarizes the total compensation paid to our non-employee directors in 2021.
Name	Fees Earned in Cash($)(1)	Stock Awards($)(2)	Total ($)
Jonathan Klein	36,625	249,959	286,584
Liza Landsman	32,198	249,959	282,157
Michael Fleisher	46,346	249,959	296,305
Anton Levy(3)	7,802	249,959	257,761
Andrew Braccia(3)	3,901	249,959	253,860

(1)
The amounts in this column represent the annual cash retainer payments made to each individual in 2021.

(2)
Amounts shown in this column represent the grant date fair value, calculated in accordance with FASB ASC Topic 718, of a grant of 4,300 restricted stock units relating to shares of our Class A common stock that was made on June 10, 2021 and will vest on June 10, 2022, subject to continued service through the vesting date. For a summary of the assumptions used in the valuation of these equity awards, please see Note 17 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(3)
Messrs. Braccia and Levy did not receive any compensation from us for their service on the board of directors before May 2021.

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information about shares of our Class A common stock that may be issued upon the exercise of options and that may vest pursuant to awards of restricted stock units under all of our existing equity compensation plans as of December 31, 2021.
Plan Category	Number of Securities to be Issued Upon Exercise or Vesting of Outstanding Options, Restricted Stock Units, and Rights	Weighted Average Exercise Price of Outstanding Options, Restricted Stock Units and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	9,670,638(1)	$2.80(2)	18,237,570(3)
Equity compensation plan not approved by stockholders	—	—	—

(1)
Consists of 1,012,430 outstanding restricted stock units under the 2021 Equity Incentive Plan, 6,760,721 outstanding restricted stock units under the 2017 Equity Incentive Plan, and 1,897,487 outstanding options under the 2008 Equity Incentive Plan, respectively. This includes 2,750,000 restricted stock units granted under the 2017 Equity Incentive Plan to Anthony Casalena which provides Mr. Casalena with the ability to earn up to 2,750,000 shares of our Class A common stock based on achieving maximum performance.
(2)
Weighted average exercise price of outstanding options under the 2008 Equity Incentive Plan. The other outstanding awards do not have exercise prices and are accordingly excluded from this column.

(3)
Consists of shares available for future grant under the 2021 Equity Incentive Plan. The number of shares available is increased on January 1 of each fiscal year beginning on January 1, 2022 by a number of shares of Class A common stock equal to 5% of the total number of shares of all classes of our common stock outstanding on December 31st of the immediately preceding calendar year.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Related Party Transactions
Other than compensation arrangements for our directors and named executive officers, which are described elsewhere in the “Executive Officer and Director Compensation” section of this proxy statement, below we describe transactions since January 1, 2021 to which we were a party or will be a party, in which:
•
the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Stockholders’ Agreement
On March 15, 2021, we entered into an amended and restated stockholders agreement (the “Stockholders’ Agreement”) with our existing stockholders, including our directors and executive officers and beneficial owners of more than 5% of a class of our capital stock. Pursuant to the Stockholders’ Agreement, we had a right to purchase shares of our capital stock which certain stockholders, including certain of our directors and executive officers and beneficial owners of more than 5% of a class of our capital stock, proposed to sell to other parties. In connection with the effectiveness of the registration statement for the Direct Listing, the Stockholders’ Agreement terminated and we entered into a voting and support agreement with certain of our existing stockholders.
Voting and Support Agreement
On May 10, 2021, we entered into a voting and support agreement with our Founder and Chief Executive Officer, Anthony Casalena, certain entities affiliated with our Founder and certain entities affiliated with General Atlantic. Pursuant to the voting and support agreement, we agreed to include one director nominated by General Atlantic on the slate of nominees recommended by the board and use commercially reasonable best efforts to cause such nominee to be elected to the board prior to the third annual meeting following the effectiveness of the registration statement filed in connection with the Direct Listing. Our Founder and certain entities affiliated with our Founder are obligated to vote the shares of Class A common stock and Class B common stock held by our Founder and certain entities affiliated with our Founder for one director nominated by General Atlantic at a regular or special meeting of stockholders called for the purpose of the election or removal of directors of the board. The obligations of our Founder and certain entities affiliated with our Founder will terminate upon the earliest to occur of (i) such time that General Atlantic elects to terminate its rights, (ii) such time that General Atlantic ceases to own 9,772,914 shares of our common stock, (iii) immediately prior to the third annual meeting following the effectiveness of the registration statement filed in connection with the Direct Listing or (iv) immediately prior to the consummation of certain change of control transactions.
If the voting and support agreement has not otherwise terminated, to the fullest extent permitted by law, we will include one director nominated by General Atlantic on the slate of nominees recommended by the board commencing with the third annual meeting following the effectiveness of the registration statement filed in connection with the Direct Listing. If the director nominated by General Atlantic is not elected to serve on the board, the company will invite such nominee to attend all meetings of the board of directors in a nonvoting observer capacity. The obligations of the company will terminate upon the earliest to occur of (i) such time that General Atlantic elects to terminate its rights, (ii) such time that General Atlantic ceases to own 9,772,914 shares of common stock or (iii) immediately prior to the consummation of certain change of control transactions.
In accordance with the voting and support agreement, the board has recommended the re-election of Anton Levy to our board of directors. Mr. Levy, a current director, is the Co-President, Managing Director and Global Head of Technology at General Atlantic.

Registration Rights Agreement
On May 10, 2021, we entered into a registration rights agreement with certain holders of our capital stock, including certain of our directors and executive officers and beneficial owners of more than 5% of a class of our capital stock. Pursuant to the registration rights agreement, certain holders of our capital stock are entitled to rights with respect to the registration of their shares under the Securities Act of 1933, as amended (the “Securities Act”). The registration rights agreement will terminate (i) five years following the effectiveness of the registration statement filed in connection with the Direct Listing or (ii) with respect to any particular stockholder, when such stockholder holds 2% or less of the company’s outstanding common stock and is able to sell all of its shares pursuant to Rule 144 of the Securities Act during any three month period. We will pay the registration expenses (other than underwriting discounts and commissions) of holders of our capital stock entitled to certain demand registration rights, “piggyback” registration rights and Form S-3 registration rights. In an underwritten offering, the underwriters have the right, subject to specified conditions, to limit the number of shares such holders may include.
Indemnification Agreements
We have entered into indemnification agreements with each of our current directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement (with our consent) of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement of such advanced expenses to us if it is found that such indemnitee is not entitled to such indemnification under applicable law.
Private Placement
In March 2021, we issued and sold in a private placement an aggregate of 4,452,023 shares of our Class C common stock at a purchase price of approximately $68.42 per share for aggregate gross proceeds of $304.6 million. The following table summarizes purchases of Class C common stock in the private placement by our directors, executive officers and beneficial holders of more than 5% of our outstanding capital stock:
Stockholder	Aggregate Purchase Price ($)
Entities affiliated with Accel(1)	40,000,003
Entities affiliated with General Atlantic(2)	40,000,003

(1)
Andrew Braccia, a director of the company, is a partner at Accel.

(2)
Anton Levy, a director of the company, is the Co-President, Managing Director and Global Head of Technology at General Atlantic.

Our Policy Regarding Related Party Transactions
Our board of directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interest (or the perception thereof). Our board of directors has adopted a written policy on transactions with related persons that is in conformity with the requirements for companies having common stock that is listed on the NYSE. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, that meets the disclosure requirements set forth in Item 404 of Regulation S-K under the Securities Act (“Item 404”), in which we were or are to be a participant and in which a “related person,” as defined in Item 404, had, has or will have a direct or indirect material interest.

PROPOSAL NO. 1 —  ELECTION OF DIRECTORS
Director Nominees
Based on the recommendation of the Nominating and Corporate Governance Committee of our board of directors, our board of directors has nominated Anthony Casalena, Andrew Braccia, Michael Fleisher, Jonathan Klein, Liza Landsman and Anton Levy for election as directors to serve as directors until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. Each of the nominees is a current member of our board of directors and has consented to serve if elected.
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present board of directors. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the board of directors. The board of directors may fill such vacancy at a later date or reduce the size of the board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.
Vote Required
The election of directors requires a plurality of the voting power of our capital stock present at the meeting in person or represented by proxy and entitled to vote thereon to be approved.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have appointed Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2022, and we are asking you and other stockholders to ratify this appointment. During our fiscal year ended December 31, 2021, Ernst & Young LLP served as our independent registered public accounting firm.
The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, the board of directors determined to submit to stockholders for ratification the appointment of Ernst & Young LLP. In the event that stockholders do not ratify the appointment of Ernst & Young LLP, we will review our future appointment of Ernst & Young LLP.
We expect that a representative of Ernst & Young LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.
Audit Fees
The following table sets forth the fees billed by Ernst & Young LLP for audit, audit-related, tax and all other services rendered for 2021 and 2020:
Fee Category	2021	2020
Audit Fees(1)	$3,277,000	$1,230,000
Audit-Related Fees	—	—
Tax Fees(2)	451,217	320,000
Other Fees	—	—
Total Fees	$3,722,000	$1,550,000

(1)
Audit fees consist of fees billed for professional services rendered for the integrated audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements and foreign statutory audits and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or requirements. Audit fees also include accounting consultations and research related to the integrated audit.

(2)
Tax Fees consist of fees billed for tax compliance, consultation, and planning services.

Pre-Approval Policies and Procedures
The Audit Committee is required to pre-approve all audit and non-audit services performed by Ernst & Young LLP to ensure that the provision of such services does not impair the public accounting firm’s independence. The Audit Committee pre-approved all of the services described above.
Vote Required
The ratification of the appointment of Ernst & Young LLP requires a majority of the voting power of our capital stock present at the meeting in person or represented by proxy and entitled to vote thereon.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.
Report of the Audit Committee of the Board of Directors
This report is submitted by the Audit Committee of the board of directors. None of the members of the Audit Committee is an officer or employee of Squarespace, and the board of directors has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable NYSE rules. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE. The board of directors has determined that each of Michael Fleisher, Liza Landsman and Anton Levy is an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the board of directors.
The Audit Committee’s general role is to assist the board of directors in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.
The Audit Committee has reviewed the company’s audited consolidated financial statements for 2021 and met with management, as well as with representatives of Ernst & Young LLP, the company’s independent registered public accounting firm, to discuss the audited consolidated financial statements. The Audit Committee also discussed with members of Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
In addition, the Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of Ernst & Young LLP its independence.
Based on these discussions, the financial statement review, and other matters it deemed relevant, the Audit Committee recommended to the board of directors that the company’s audited consolidated financial statements for 2021 be included in its Annual Report on Form 10-K for 2021.
Audit Committee
Michael Fleisher (Chairperson)
Liza Landsman
Anton Levy

TRANSACTION OF OTHER BUSINESS
The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.
ADDITIONAL INFORMATION
Procedures for Submitting Stockholder Proposals
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials
Stockholders who would like to have a proposal considered for inclusion in the proxy materials for our 2023 annual meeting of stockholders must submit the proposal in writing to our Secretary at c/o Squarespace, Inc., 225 Varick Street, New York, New York 10014, by no later than December 19, 2022, and otherwise comply with the SEC’s requirements for stockholder proposals.
Requirements for Stockholder Proposals to be Brought Before the Annual Meeting
Stockholders who would like to bring a proposal before our 2023 annual meeting of stockholders, or to nominate directors for election, in accordance with the advance notice provisions of our amended and restated bylaws, must give timely written notice to our Secretary. To be considered timely, the notice must be delivered to our principal executive office at least 120 days, but not more than 150 days before the one-year anniversary of the previous year’s annual meeting. That means that to be timely, a notice must be received no later than February 2, 2023 nor earlier than January 3, 2023 (assuming the meeting is held not more than 25 days before or after the one-year anniversary date). The notice must describe the stockholder proposal in reasonable detail and otherwise comply with the requirements set forth in our amended and restated bylaws. Our amended and restated bylaws may be found on our website at https://investors.squarespace.com/governance/governance-documents/.
Information Requests
Our financial statements for our fiscal year ended December 31, 2021 are included in our Annual Report, which we will make available to stockholders at the same time as this Proxy Statement. Our proxy materials and our Annual Report are posted on the investor relations page on our website (https://investors.squarespace.com/home/) and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report, free of charge, by sending a written request to 225 Varick Street, 12th Floor, New York, New York 10014, Attention: Investor Relations or send us an email at investors@squarespace.com.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

SQUARESPACE

SCAN TO
VIEW MATERIALS & VOTE

D79341-P68606

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

SQUARESPACE, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors to serve until our 2023 Annual Meeting of Stockholders.

Nominees:

01) Anthony Casalena
02) Andrew Braccia
03) Michael Fleisher
04) Jonathan Klein
05) Liza Landsman
06) Anton Levy

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] ______ Date ______

Signature (Joint Owners) ______ Date ______

SCAN TOVIEW MATERIALS & VOTE SQUARESPACE, INC.225 VARICK STREET, 12TH FLOOR NEW YORK, NEW YORK 10014 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 1, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/SQSP2022You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 1, 2022. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D79341-P68606 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SQUARESPACE, INC.ANNUAL MEETING OF STOCKHOLDERS JUNE 2, 202212:00 p.m. Eastern TimeTo be held virtually at: www.virtualshareholdermeeting.com/SQSP2022Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 2, 2022:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.D79342-P68606SQUARESPACE, INC.PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ONJUNE 2, 2022 AT 12:00 P.M. EASTERN TIME.The undersigned hereby appoints Marcela Martin and Courtenay O'Connor, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Squarespace, Inc. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual
Meeting of Stockholders of Squarespace, Inc. to be held on June 2, 2022 at www.virtualshareholdermeeting.com/SQSP2022, and at any adjournment or postponement of the meeting.THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.Continued and to be signed on reverse side